______________________________________

AMENDMENT NO. 1
Dated as of June 30, 2006
to
POOLING AND SERVICING AGREEMENT
Dated as of April 1, 2006
among
ACE SECURITIES CORP.,
Depositor
OCWEN LOAN SERVICING, LLC
Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator
and
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee
______________________________________

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-HE2

ASSET BACKED PASS-THROUGH CERTIFICATES
______________________________________

THIS AMENDMENT NO. 1, dated as of June 30, 2006 (this “Amendment”), to the Pooling and Servicing Agreement, dated as of April 1, 2006, among ACE SECURITIES CORP., as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Trustee”) (the “Pooling and Servicing Agreement”).

W I T N E S S E T H

WHEREAS, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the Depositor desires to amend certain provisions of the Pooling and Servicing Agreement as set forth in this Amendment;

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, to supplement any provision contained therein upon the satisfaction of certain conditions set forth therein; and

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time with the consent of the Swap Provider.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. The Amendments.

1. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the table in the definition of “Swap Notional Amount” in its entirety and replacing such table with the following:

From and including:	To but excluding:	Swap Notional Amount ($):
4/28/2006	5/25/2006	939,558,075.00
5/25/2006	6/25/2006	925,238,275.00
6/25/2006	7/25/2006	908,157,620.00
7/25/2006	8/25/2006	888,621,269.00
8/25/2006	9/25/2006	866,697,810.00
9/25/2006	10/25/2006	842,476,415.00
10/25/2006	11/25/2006	816,067,412.00
11/25/2006	12/25/2006	787,610,130.00
12/25/2006	1/25/2007	757,326,672.00
1/25/2007	2/25/2007	725,933,462.00
2/25/2007	3/25/2007	695,628,424.00
3/25/2007	4/25/2007	666,576,299.00
4/25/2007	5/25/2007	638,739,830.00
5/25/2007	6/25/2007	612,068,058.00
6/25/2007	7/25/2007	586,512,162.00
7/25/2007	8/25/2007	562,025,372.00
8/25/2007	9/25/2007	538,562,881.00
9/25/2007	10/25/2007	516,069,751.00
10/25/2007	11/25/2007	494,357,743.00
11/25/2007	12/25/2007	472,551,810.00
12/25/2007	1/25/2008	443,918,679.00
1/25/2008	2/25/2008	379,337,554.00
2/25/2008	3/25/2008	322,198,314.00
3/25/2008	4/25/2008	274,897,678.00
4/25/2008	5/25/2008	239,053,129.00
5/25/2008	6/25/2008	226,086,095.00
6/25/2008	7/25/2008	215,615,733.00
7/25/2008	8/25/2008	205,783,181.00
8/25/2008	9/25/2008	196,409,297.00
9/25/2008	10/25/2008	187,469,118.00
10/25/2008	11/25/2008	178,942,017.00
11/25/2008	12/25/2008	170,808,622.00
12/25/2008	1/25/2009	163,050,658.00
1/25/2009	2/25/2009	155,651,155.00
2/25/2009	3/25/2009	148,595,950.00
3/25/2009	4/25/2009	141,866,050.00
4/25/2009	5/25/2009	135,445,729.00
5/25/2009	6/25/2009	129,320,568.00
6/25/2009	7/25/2009	123,476,820.00
7/25/2009	8/25/2009	117,901,541.00
8/25/2009	9/25/2009	112,582,799.00
9/25/2009	10/25/2009	107,508,003.00
10/25/2009	11/25/2009	102,665,697.00
11/25/2009	12/25/2009	98,045,081.00
12/25/2009	1/25/2010	93,635,863.00

SECTION 3. Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 5. Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP.,
as Depositor

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

OCWEN LOAN SERVICING, LLC,
as Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

By: /s/ Kristen Ann Cronin
Name: Kristen Ann Cronin
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

Consented to by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Swap Provider

By: /s/ Steven Kessler
Name: Steven Kessler
Title: Director

By: /s/ Kathleen Yohe
Name: Kathleen Yohe
Title: Vice President